Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made as of March 24, 2011, between American Apparel, Inc, a Delaware corporation (the “Company”), and Dov Charney, an individual (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, an aggregate of 1,801,802 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock” and, such shares, the “Purchased Shares”), at a price of $1.11 per share (the “Per Share Price”), for aggregate cash consideration of $2,000,000.22;

WHEREAS, the Purchaser and the Company desire to cancel the three promissory notes issued by two subsidiaries of the Company to the Purchaser listed on Annex A hereto (collectively, the “Promissory Notes”), in exchange for the issuance of 4,223,194 shares of Common Stock (the “Note Shares” and, together with the Purchased Shares, the “Shares”) on the terms and conditions set forth herein; and

WHEREAS, the Shares are being offered, sold and issued to the Purchaser, on the terms and subject to the conditions set forth herein, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1.	PURCHASE AND SALE OF THE PURCHASED SHARES; EXCHANGE OF PROMISSORY NOTES.

1.1 Agreement to Purchase and Sell the Purchased Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Shares for an aggregate amount in cash equal to Two Million United States Dollars and Twenty-Two United States Cents ($2,000,000.22) (the “Purchase Price” and, the transactions described in this Section 1.1, the “Sale”).

1.2 Agreement to Exchange Promissory Notes. Subject to the terms and conditions set forth in this Agreement, (a) at the Closing, (i) the Company and the Purchaser shall cancel and extinguish the Promissory Notes effective as of the Closing and, in exchange therefor, (ii) the Company shall issue 2,111,597 shares of Common Stock (the “Closing Note Shares”) to the Purchaser; and (b) at the time, if any, that the Issuance Condition (as defined below) is satisfied, the Company shall promptly issue an additional 2,111,597 shares of Common Stock (the “Conditional Note Shares”) to the Purchaser as provided in Section 4.2 hereof (the transactions described in this Section 1.2, the “Exchange” and, together with the Sale, the “Transactions”).

1.3 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the closing of the Sale and the Exchange (including the cancellation of the Promissory Notes, and the issuance of the Purchased Shares and the Closing Note Shares) (the “Closing”), shall occur on March 24, 2011 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or such other date or place that the Company and the Purchaser shall agree in writing (the date of the Closing under this Agreement is hereinafter referred to as the “Closing Date”).

1.4 Delivery and Payment.

(a) Within five business days after the Closing, the Company shall deliver or cause to be delivered to the Purchaser a stock certificate or certificates evidencing the sum of (x) the number of Purchased Shares and (y) the Closing Note Shares, with the legends required by Section 6.2 hereof, such stock certificate(s) to be in the denomination(s) and issued in the name(s) specified to the Company by the Purchaser. Notwithstanding the actual delivery date of the certificates, the name(s) specified to the Company by the Purchaser shall for all purposes be the registered beneficial owner(s) of such shares as of the Closing.

(b) At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i) the Purchase Price, by wire transfer of immediately available funds to the account designated by the Company; and

(ii) the original Promissory Notes, if available, marked as “canceled”.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

2.1 Issuance and Delivery of Shares. The Shares have been duly authorized and, when issued by the Company in the Sale or the Exchange, as applicable, in compliance with the provisions of this Agreement, (a) shall be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions (collectively, “Liens”), except for such restrictions on transfer or ownership as set forth in this Agreement or otherwise imposed by applicable federal or state securities laws or by the Purchaser, (b) shall have been duly authorized and validly issued, (c) shall be fully paid and nonassessable and (d) shall have been issued in compliance with all applicable federal and state securities laws. The issuance and delivery of the Shares are not subject to any preemptive or similar rights.

2.2 Authorization; Validity of Agreement; Company Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by, and this Agreement and each of the Transactions have been validly approved by, the requisite vote of the Company’s Board of Directors and Audit Committee. The Company has reserved for issuance, or shall have reserved for issuance prior to the Closing, the Note Shares. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

2.3 Consents and Approvals. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3 hereof, no filing with, or authorization, approval,

consent, license, order, registration, qualification or decree of, any court or any federal, state, local or other governmental or regulatory authority, agency or body, court or arbitrator (each, a “Governmental Authority”) or third party is necessary or required by or with respect to the Company for the execution by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the Transactions.

2.4 No Conflict. None of the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the Transactions will conflict with, violate, constitute a breach of or a default under or pursuant to (i) the Company’s or its subsidiaries’ organizational documents, (ii) any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (collectively, “Applicable Contracts”) to which the Company or any of its subsidiaries is a party or by which it is bound, or (iii) any federal, state or local law, or any judgment, decree, rule, regulation, order, writ, determination, award or injunction (collectively, “Applicable Law”) binding upon the Company or its subsidiaries, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, assets or liabilities of the Company and its subsidiaries, taken as a whole, or enjoin, prevent or materially delay the consummation of the Transactions by the Company (collectively, a “Material Adverse Effect”).

2.5 No Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries by Governmental Authorities or any third party that would be reasonably likely, individually or in the aggregate, to enjoin, prevent or materially delay the consummation by the Company of the Transactions.

2.6 No Solicitation; No Integration. Neither the Company nor any of its subsidiaries, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act or (iii) other than the Sale and the Exchange, has issued any securities which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings (other than any integration of the Sale and the Exchange). Assuming the accuracy of the representations and warranties of the Purchaser in Section 3 of this Agreement, the offer and sale of the Shares by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

3.1 Authority. The Purchaser has the requisite legal capacity and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Purchaser and is enforceable by the Company against the Purchaser in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

3.2 Consents and Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority or third party is necessary or required by or with respect to the Purchaser for the execution by the Purchaser of this Agreement, the performance by the Purchaser of his obligations under this Agreement or the consummation by the Purchaser of the Transactions.

3.3 No Conflict. None of the execution, delivery or performance by the Purchaser of this Agreement nor the consummation by the Purchaser of the Transactions will conflict with, violate, constitute a breach of or a default under or pursuant to (i) any Applicable Contracts to which the Purchaser is a party or by which he is bound, or (ii) any Applicable Law binding upon the Purchaser.

3.4 No Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the Purchaser’s knowledge, threatened against the Purchaser by Governmental Authorities or any third party that would be reasonably likely, individually or in the aggregate, to enjoin, prevent or materially delay the consummation by the Purchaser of the Transactions.

3.5 Investment Representations.

(a) The Purchaser (i) is the sole beneficial owner of the Promissory Notes and holds the Promissory Notes free and clear of all Liens and the Promissory Notes represent all of the promissory notes or other loans owed by the Company or any of its subsidiaries to the Purchaser, (ii) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (iii) has not entered into and is not aware of (A) any agreements, arrangements or understandings with any third parties (written or oral) relating to the purchase, holding or disposition of any Shares or any other third party investment (debt or equity) in the Company, and (B) any agreements, arrangements or understandings, or any information relating to the Company that is not known by the Company’s Board of Directors and Audit Committee, in each case other than as publicly disclosed as of the date of this Agreement, (iv) acknowledges that the issuance of the Shares has not been, and will not be, registered under the Securities Act or under any state securities laws, (v) is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares to any person, (vi) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an applicable exemption therefrom, (vii) has such knowledge and experience in financial and business matters and in investments of this type that he is capable of evaluating the merits and risks of his investment in the Shares and of making an informed investment decision and has so evaluated the merits and risks of such investment and without reliance upon the Company made his own analysis and decision to consummate the Transactions, (viii) is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment, (ix) is knowledgeable with respect to the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company or its representatives have answered to the satisfaction of the Purchaser all inquiries that the Purchaser has put to it, (x) has not received, nor has anyone acting on the Purchaser’s behalf received, any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange, and (xi) confirms and agrees with the calculations of the principal amount and accrued interest on the Promissory Notes set forth on Annex A hereto and the number of Closing Note Shares and Conditional Note Shares.

(b) The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as he, in his sole discretion, has deemed to be necessary or appropriate in connection with his purchase of the Shares, and he relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents or representatives with respect to such legal, tax and investment consequences. The Purchaser understands that he, and not the Company, shall be responsible for his own tax liability that may arise as a result of the Transactions.

SECTION 4.	COVENANTS

4.1 Reservation of Closing Note Shares. The Company shall reserve the Closing Note Shares for issuance until the earlier of the consummation of the Closing and the termination of this Agreement.

4.2 Issuance of Conditional Note Shares; Reservation of Conditional Note Shares.

(a) The Company shall reserve the Conditional Note Shares for issuance until the earlier of the issuance of the Conditional Note Shares and the termination of this Agreement.

(b) Within five business days after the time the Issuance Condition is satisfied, or if such Issuance Condition is a Change of Control, simultaneously with the satisfaction of the Issuance Condition, the Company shall issue the Conditional Shares to the Purchaser and shall deliver or cause to be delivered to the Purchaser a stock certificate or certificates evidencing the Conditional Note Shares, with the legends required by Section 6.2 hereof, such stock certificate(s) to be in the denomination(s) and issued in the name(s) specified to the Company by the Purchaser; provided that no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity and no Applicable Law shall be in effect enjoining, making illegal or otherwise prohibiting the issuance of the Conditional Note Shares.

(c) As used in this Agreement, “Issuance Condition” shall mean the occurrence of one of the following events on or before the third anniversary of the Closing (the “Issuance Condition Outside Date”):

(i) the Per Share Market Value of the Common Stock for any 30 consecutive Trading Day period exceeds $3.50 per share; or

(ii) the occurrence of a Change of Control.

(d) As used in this Agreement, the following terms shall have the following respective meanings:

(i) “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than a Permitted Holder or to the Company or any of its subsidiaries or any holding company which owns 100% of the capital stock of the Company that is at the time entitled to vote in the election of the Board of Directors of the Company (“Voting Stock”); or

(2) the consummation of any other transaction (including, without limitation, any merger, consolidation or otherwise), the result of which is that any person or group becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, other than beneficial ownership by a person or group that is a Permitted Holder or any holding company which owns 100% of the Voting Stock of the Company (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company).

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Voting Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

(ii) “Per Share Market Value” means on any particular date (a) the last sale price per share of the Common Stock on such date on the NYSE Amex or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the NYSE Amex or any registered national stock exchange, the closing bid price or last sale price, as applicable, for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock, as determined by the Board of Directors of the Company acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights; provided, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

(iii) “Permitted Holder” means any of the following or any combination thereof: (i) Dov Charney, (ii) the spouse or a family member, estate or heir of Dov Charney, (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest (or beneficial interest, in the case of a trust) of which consist of Dov Charney and/or such other persons referred to in clause (ii) above or any combination thereof, (iv) Lion Capital LLP or any of its affiliates, or (v) any group controlled individually or collectively by one or more Permitted Holders.

(iv) “Trading Day” means (a) a day on which the Common Stock is traded on the NYSE Amex, or (b) if the Common Stock is not traded on the NYSE Amex, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

4.3 Release and Acknowledgment.

(a) Upon the Closing, the Purchaser waives and releases, to the fullest extent permitted by law, any and all claims and causes of action he has or may have against the Company and its affiliates, controlling persons, officers, directors, employees, representatives and agents, based upon, relating to or arising out of the Promissory Notes.

(b) Upon the Closing, the Company waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Purchaser based upon, relating to or arising out of the Promissory Notes.

(c) The Purchaser acknowledges and agrees that the Purchaser’s receipt of the Closing Note Shares and the Company’s conditional obligation in Section 4.2 hereof to issue the Conditional Note Shares, if any (if required to be issued pursuant to Section 4.2), shall satisfy in full all obligations of the Company and its subsidiaries under the Promissory Notes.

SECTION 5.	CONDITIONS TO CLOSING

5.1 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the Closing shall be subject to the satisfaction, or waiver by the Purchaser, of each of the following conditions:

(a) Closing Deliveries. The Company shall have made, or caused to be made, delivery to the Purchaser of the items required to be delivered to the Purchaser pursuant to Section 1.4(a).

(b) No Injunctions or Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity and no Applicable Law shall be in effect enjoining, making illegal or otherwise prohibiting the consummation of the Transactions to be consummated at the Closing.

(c) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to materiality or a Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(d) Performance of Obligations of Company. The Company shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

5.2 Conditions to the Company’s Obligations. The obligations of the Company to consummate the Closing shall be subject to the satisfaction, or waiver by the Company, of each of the following conditions:

(a) Closing Deliveries. The Purchaser shall have made, or caused to be made, delivery to the Company of the items required to be delivered to the Company pursuant to Section 1.4(b).

(b) No Injunctions or Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity and no Applicable Law shall be in effect enjoining, making illegal or otherwise prohibiting the consummation of the Transactions to be consummated at the Closing.

(c) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(d) Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

SECTION 6.	RESTRICTIONS ON TRANSFER OF SHARES

6.1 Restrictions on Transferability. The Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom, and in each case in compliance with the terms of this Agreement and the restrictions set forth in the text of the restrictive legend required to be included on the Shares pursuant to Section 6.2 hereof. The Company shall be entitled to give stop transfer orders to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

Restrictive Legend. Each certificate representing the Shares shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE DIRECTLY OR INDIRECTLY OFFERED, SOLD, TRANSFERRED, ENCUMBERED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, INCLUDING RULE 144, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE, ASSIGNMENT OR OTHER DISPOSITION TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

SECTION 7.	TERMINATION

7.1 Termination by the Purchaser or the Company. This Agreement may be terminated prior to the Closing:

(a) by the mutual written consent of the Purchaser and the Company;

(b) by the Company (i) upon the failure of the Purchaser to perform or comply in all material respects with any of his covenants or agreements contained in this Agreement which are to be performed or complied with by the Purchaser on or prior to the Closing Date, (ii) if any representation or warranty of the Purchaser contained in this Agreement shall not have been true and correct in all material respects as of the time at which such was made, or (iii) if the Closing has not occurred within five business days after the date of this Agreement; or

(c) by the Purchaser (i) upon the failure of the Company to perform or comply in all material respects with any of its covenants or agreements contained in this Agreement which are to be performed or complied with by the Company on or prior to the Closing Date, (ii) if any representation or warranty of the Company contained in this Agreement shall not have been true and correct in all material respects (disregarding all qualifications or limitations as to materiality or a Material Adverse Effect) as of the time at which such was made, or (iii) if the Closing has not occurred within five business days after the date of this Agreement.

7.2 Automatic Termination. This Agreement shall terminate automatically, without any action of the Company or the Purchaser being required, on the Issuance Condition Outside Date.

SECTION 8.	MISCELLANEOUS

8.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) contained in this Agreement, other than the covenants contained in Sections 4.2 and 4.3 hereof, shall terminate as of the earlier of (i) the termination of this Agreement pursuant to Section 7 and (ii) the Closing. The covenants contained in Section 4.2 hereof shall terminate as of the earlier of (i) the termination of this Agreement pursuant to Section 7, and (ii) the issuance of the Conditional Note Shares. Section 4.3 shall survive the Closing and remain in full force and effect indefinitely if the Closing occurs.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

8.3 Amendments and Waivers. No modifications or amendments to, or waivers of, any provision of this Agreement may be made, except pursuant to a document signed by the Company and the Purchaser.

8.4 Interpretation. When a reference is made in this Agreement to Sections, paragraphs, clauses or Annexes, such reference shall be to a Section, paragraph, clause or Annex to this

Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 24, 2011. The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

8.5 Fee and Expenses. Each party to this Agreement shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including fees of legal counsel.

8.6 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.7 No Third-Party Beneficiaries. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

8.8 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors of each of the parties hereto. Notwithstanding the foregoing, neither the Purchaser nor the Company shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other.

8.9 Entire Agreement. This Agreement and all other documents required to be delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

8.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE.

8.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

AMERICAN APPAREL, INC.

By:	/s/ Glenn A. Weinman
	Name:	Glenn A. Weinman
	Title:	Senior Vice President, General Counsel and Secretary

Address: 747 Warehouse Street Los Angeles, CA 90021 Facsimile: (213) 488-0334

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Attention: Jeffrey H. Cohen and David C. Eisman Fax No.: (213) 621-5288 and (213) 621-5381

/s/ Dov Charney
Dov Charney

Address: c/o American Apparel, Inc. 747 Warehouse Street Los Angeles, CA 90021

with a copy to:

O’Melveny & Myers LLP
400 South Hope Street Los Angeles, CA 90071 Attention: John Laco Fax No.: (213) 430-6407

[Signature Page to Purchase Agreement]

Annex A

Promissory Notes

1.	Promissory Note, dated March 13, 2009 (amending and restating the Promissory Note dated February 10, 2009), issued by American Apparel (USA) LLC in the initial principal amount of $4,000,000 (the “4M Note”)

2.	Promissory Note, dated March 13, 2009 (amending and restating the Promissory Note dated December 19, 2008), issued by American Apparel (USA) LLC in the initial principal amount of $2,500,000 (the “2.5M Note” and, together with the $4M Note, the “United States Notes”)

3.	Promissory Note, dated December 11, 2007, issued by American Apparel Canada Wholesale Inc. in the initial principal amount of CAD$2,200,000 (the “Canada Note”)

As of March 24, 2011, (i) an aggregate of $3,693,367, including principal and accrued and unpaid interest (to but not including March 24, 2011), will be outstanding on the United States Notes, and (ii) an aggregate of $994,379, including principal and accrued and unpaid interest (to but not including March 24, 2011) and converted into United States Dollars at the applicable conversion rate on March 23, 2011, is outstanding on the Canada Note.

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